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                                                                   EXHIBIT 10.16


                 SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

         THIS SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE entered into on March 19, 2001 by and among PERILAKALATHIL SREEKUMAR, M.D. individually and P. SREEKUMAR, M.D., P.A. (hereinafter collectively referred to as SREEKUMAR however, if the P.A. is identified, this shall only refer to P. SREEKUMAR, P.A.) and METROPOLITAN HEALTH NETWORKS, METCARE VIII, a wholly-owned subsidiary of METROPOLITAN HEALTH NETWORKS, INC and METCARE MEDICAL GROUP (hereinafter collectively referred to as METCARE or the "Company) for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby jointly and severally agree as follows:

         WHEREAS, SREEKUMAR is a physician licensed in the state of Florida and the owner of P. SREEKUMAR M.D. P. A.; and

         WHEREAS, METCARE is a Florida corporation that provides primary and subspecialty physician care and diagnostic and therapeutic services and is a management services organization (MSO) engaged in the business of delivering health care; and

         WHEREAS, in or about July 1, 1999 SREEKUMAR and METCARE entered into written contracts that included, but were not limited to, Asset Purchase Agreement, Closing Agreements and a Professional Services Agreement that, in general, sold and otherwise transferred the medical practice of SREEKUMAR to METCARE for valid consideration;

         WHEREAS, pursuant to the terms of the agreement METCARE was to pay a SREEKUMAR payments of $100,000 at closing and two additional payments of $50,000 on September 12, 1999 and October 12, 1999 respectively.



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         WHEREAS, in addition to the cash payments, METCARE executed and delivered to SREEKUMAR a promissory note that required METCARE to pay SREEKUMAR the sum of $300,000, without interest, on or before June 3, 2000.

         WHEREAS, SREEKUMAR has alleged and has a valid claim against METCARE for breach of the asset and purchase agreement wherein METCARE has failed to pay $25,000 pursuant to the Asset Purchase Agreement and has a valid claim against METCARE for Foreclosure on the Promissory Note because METCARE has not paid any part of the note and there remains due and owing from METCARE to SREEKUMAR the sum of $300,000 plus interest from June 3, 1999.

         WHEREAS, SREEKUMAR has prepared an complaint against METCARE and has a valid claim that could be filed
         WHEREAS, the Parties desire to resolve their disputes concerning the matters set forth above and the matters raised in the potential arbitration action.

         NOW THEREFORE, the Parties agree as follows:

         1. CONSIDERATION: Upon execution of this Settlement Agreement and Mutual General Release by all parties, METCARE will pay the P.A. Ten Thousand Dollars ($10,000,00). Thereafter, METCARE shall pay the P.A. Fifteen Thousand Dollars (15,000.00) on or before Thursday, April 12, 2001. There shall be no additional time to cure a default. If METCARE does not make the payment to the P.A., within the strict timeframes as set forth above, METCARE shall be considered in default and SREEKUMAR, after filing suit in the appropriate civil court, shall be entitled to, and Metcare shall agree to, the entrance of a default judgment for any amount METCARE has failed to pay pursuant to this


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paragraph. SREEKUMAR's right to bring an action for the amount due and owing pursuant to this paragraph shall not effect the obligations of METCARE or SREEKUMAR pursuant to any other obligations outlined in this agreement.

                  A. In addition to the amount owed in Paragraph 1, METCARE agrees to pay SREEKUMAR Three Hundred Thousand Dollars ($300,000.00) to be paid either in Company stock or pursuant to the Contingent Promissory Note attached hereto as Exhibit A and incorporated herein pursuant to the following terms:

                           1. TRANSFER OF SHARES. Upon execution of this
Agreement (the "Effective Date"), the Company shall, within seven (7) days of the Effective Date, transfer to the P.A. one -hundred thousand (100,000) shares of Company common stock, par value $.001 (the "Shares") having a value of $300,000, based upon the Company's price guarantee of $3.00 per share. In the event the value of the Shares based upon the closing price on the "Registration Date" is less than Three Hundred Thousand Dollars ($300,000.00), the Company shall, within five (5) days of the. Registration Date, transfer to the P.A. the number of shares of Company common stock, par value .001 (the "Additional Shares") having a value equal to the difference between i) Three Hundred Thousand Dollars ($300.000.00) and ii) the value of the Shares based upon the closing price on the Registration Date. The number of Additional Shares to be issued shall be based upon the average of the closing price for such shares during the three (3) trading days preceding the Registration Date. For example, it the value of the Shares is two dollars ($2.00) per share at the close on the Registration Date (for a total value of $200,000.00) and the three day average value of the Company stock prior to the Registration Date is


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also two dollars ($2.00) per share, the Company shall transfer 50,000
"Additional Shares" to the P.A. The Company shall provide piggyback registration rights for any Additional Shares, but in any event the Company shall cause a Registration Statement to be filed within ninety (90) days of the Registration Date. The Shares and any Additional Shares shall be placed in a brokerage account in the name of the P.A. at National Securities, Inc. Duplicate statements on the account shall be provided to the P.A.'s attorneys.

                           2. REGISTRATION OF SHARES. The Company shall file a
registration for the Shares on the earlier of: (i) the first secondary registration which occurs after the Effective Date, or (ii) 180 days after the Effective Date. The Company will pay all expenses incurred in connection, with the registration required by this Agreement. The date of registration of the Shares shall be referred to herein as the Registration Date". If the Company fails to file a registration for the Shares by the earlier of the above dates, the P.A. shall be entitled to receive the payments due under the Promissory Note attached here as Exhibit A, which Note shall provide for $300,000 principal due in 36 monthly payments, with interest on the outstanding principal for the second and third years at 8.0%.

                           3. SALE OF SHARES. On each Sale Date (as herein
defined), the P.A. shall have the option to sell eight thousand three hundred and thirty-three (8,333) Shares and/or Additional Shares. Provided however, the P.A. will not sell more than 4000 shares during any 7 day period. The term "Sale Date" shall mean: (i) the date which is twenty (20) days after the Registration Date; and (ii) the same date of each calendar month thereafter.

                           4. COMPANY OPTION TO REPURCHASE. Prior to the P.A.


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selling any Shares in the open market, the Company shall have the right to repurchase the Shares for a purchase price per share equal to $3.00 per share. The Company shall exercise its option by providing written notice to the P.A., his attorneys and National Securities, Inc. at least seven (7) days prior to any Sale Date. Such option notice shall indicate the number of shares the Company is electing to repurchase. In addition, the Company must deposit the purchase price for the shares which it elects to repurchase by no later than the Sale Date. In the event the funds have not been deposited in the account by the Sale Date, the P.A. shall be free to sell the Shares to the open market.

                           5. PRICE GUARANTY. The Company hereby guarantees that
the P.A. shall receive a value of at least $3.00 per share for the Shares. At the end of each calendar quarter after the Registration Date, the Company shall pay to the P.A. (within seven (7) days after the last date of such calendar quarter) the difference, if any, between: (i) $3.00 per share multiplied by the number of Shares and/or Additional Shares sold by the P.A. (in the open market or to the Company) since the Registration Date; and (ii) the gross proceeds from the sale of the Shares and/or Additional Shares which has been received by the P.A. since the Registration Date. For example, assume for the calendar quarter ended December 31, 2000, the P.A. had sold 28,472 of the Shares and/or Additional Shares, one half for $3.00 per share and one half for $2.50 per share. In this example, the Company would owe the P.A. $7,143 by January 7, 2001. ([$3.00 x 28,572] - [($3.00 x 14,286) + ($2.50 x 14,286)]) or 85,716 -
(42,858 + 35,715]). In the event the Company shall fail to make the payment outlined above within the seven (7) day period after the close of any calendar quarter, the P.A. shall be entitled to the payments due


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under the Promissory Note attached hereto as Exhibit A, with such amount not to exceed: (i) $3.00 per share multiplied by the number of Shares and/or Additional Shares issued to the P.A.; less (ii) amounts received by the P.A. for the Shares and/or Additional Shares from the Company or upon a sale of the Shares and/or Additional Shares.

                           6. CONTINGENT PROMISSORY NOTE: Upon execution of this
Agreement, the company shall execute the Promissory Note attached as Exhibit A. The Parties agree that this Promissory Note is contingent as a guarantee for the company's obligation to pursuant to Subparagraph 1.A. subsections 1 though 5. If the Company fails to register shares as required under this agreement or the Company otherwise fails to transfer the stock to the P.A. as set forth above, the attached Promissory Note shall have full force and effect. However, if the stock is registered and transferred pursuant to Subsection 1.A.2. above, the promissory note shall only take effect if the Company fails to guarantee the price of the stock or if the P.A. is unable to sell the shares on the open market and the Company otherwise is unable to pay for the stock at the Guaranteed price.

         2. EVENTS OF DEFAULT: The entire -unpaid principal balance of the this agreement as set forth in Paragraph 1, together with all unpaid interest accrued thereon and all other sums owing under this Agreement executed by the Company in connection with this agreement any unpaid amount shall, at the option of SREEKUMAR or the P.A., become immediately due and payable without notice or demand upon the occurrence of any one or more of the following events ("Events of Default"), regardless of the cause thereof and whether within or beyond the control of the Company:

                  A. The failure of the Company to pay any sum when due under


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Paragraph 1 of this agreement; or under any other settlement documents;

                  B. The failure of the Company to observe or perform any covenant or agreement in the provisions of the Promissory Note attached hereto as Exhibit A, or the occurrence of any other default (whether concerned with the payment of money or otherwise) under this agreement;

                  C. If any representation, warranty, affidavit, certificate or statement made or delivered to SREEKUMAR or the P.A. by the Company or on the Company's behalf from time to time in connection with this agreement shall prove false, incorrect or misleading in any respect deemed material by Sreekumar or the P.A.;

                  D. The failure, cessation or liquidation of The Company's business;

                  E. If The Company shall default in the payment of any indebtedness for borrowed money (whether direct or contingent and whether matured or accelerated to SREEKUMAR or the P.A. or to any person whomsoever, or if The Company shall become insolvent or unable to pay its indebtedness as it becomes due;

                  F. The anticipatory repudiation by The Company of any of its obligations under this agreement, or any declaration by The Company of its intention not to perform any such obligation, as and when the same becomes due;

                  G. The disposition, transfer or exchange of all or substantially all of The Company's assets for less than fair market value, or the issuance of any levy, attachment, charging order, garnishment or other process against all or any substantial part of The Company's property, or the filing of any lien against any such property, and the failure of The Company to discharge such lien, levy, attachment, charging order or garnishment


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within 30 days;

                  H. If The Company shall make an assignment for the benefit of creditors, file a petition in bankruptcy, apply to or petition any tribunal for the appointment of a custodian, receiver, intervenor or trustee for The Company or a substantial part of The Company's assets; or if The Company shall commence any proceeding under any bankruptcy, arrangement, readjustment of Loan, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if any such petition or application shall have been filed or pr proceeding commenced against The Company or if any such custodian, receiver, intervenor or trustee shall have been appointed;

                  I. If The Company shall have concealed, transferred, removed, or permitted to be concealed or transferred or removed, any part of its property with intent to hinder, delay or defraud any of its creditors; or if The Company shall have made or suffered a transfer of any of its property which may be invalid under any bankruptcy, fraudulent conveyance, preference or similar law; or if The Company shall have made any transfer of its property to or for the benefit of any creditor at a time when other creditors similarly situated have not been paid; or

                  J. If any governmental authority (or any person acting or purporting to act under governmental authority) shall take any action to condemn, assume custody or control of, seize or appropriate all or any substantial part of The Company's property or to displace the management of The Company.

         3. INTEREST RATE: If the Company breaches the obligations as set forth in Paragraph 1 and otherwise does not pay on the Contingent Promissory Note attached as


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Exhibit A, the interest rate shall equal the maximum interest rate permitted by applicable law and shall apply to all moneys due and owing under the this agreement.

         4. ATTORNEY'S FEES AND COSTS: Upon any breach of this agreement, the non breaching party shall be entitled to reasonable attorney's fees, the legal costs and other expenses.

         5. NONCOMPETE AGREEMENT: As consideration of this agreement, SREEKUMAR agrees not to compete with METCARE for a period ending October 1, 2002. Competition is defined as owning, operating or working for a medical center, HMO, MSO or IPA as a primary care physician in the four (4) miles from 10413 Southern Blvd, Royal Palm Beach Florida 22411-4340. However, SREEKUMAR will not be considered in violation of this non-compete agreement if he opens and maintains a private physician practice at the Palms West Hospital Campus. Additionally, SREEKUMAR agrees not to directly solicit METCARE's existing patients. Direct solicitation shall be limited to direct written, verbal or electronic communication to the patients initiated by SREEKUMAR or one of his agents or employees. However, both parties agree that if the patients contact SREEKUMAR for medical care, if SREEKUMAR provides medical care., such action will not be a violation of the noncompete agreement.

         6. MUTUAL RELEASE: SREEKUMAR and METCARE agree that in consideration for the payments and promises herein, no arbitration or legal action will be filed for the alleged breach or default of the July 1999 Asset Purchase Agreement and related agreements. If METCARE fails to make payment or otherwise is in violation of the Agreement, the non compete Agreement shall have no effect. Any and all causes of actions and any and all defenses to that alleged breach of the 1999 agreement is barred


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and forever discharged. Nothing in this paragraph precludes suit for breach of or default of this Settlement Agreement and Mutual General Release or the Promissory Note.

                  A. In consideration for the mutual relinquishment of their respective rights and the payments hereunder, and subject to the limitations set forth in Paragraphs 1 through 4 above, SREEKUMAR and METCARE agree to hereby remise, release, acquit, satisfy and forever discharge each other of and from all manner of actions, causes of action, suits, debts, sums of money, agreements, promises, damages, judgments, claims and demands whatsoever, in law or in equity, either known or unknown, which they ever had or now have upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of these presents as set forth herein.

         7. MISCELLANEOUS:

                  A. SREEKUMAR and METCARE agree and consent that this Settlement Agreement and Mutual General Release shall be binding on all, the parties and upon their heirs, administrators, representatives, executors, successors and assigns and shall inure to their benefit and to that of their heirs, administrators, representatives, executors, successors and assigns.

                  B. The parties understand and agree that this Settlement Agreement and Mutual General Release shall be governed by and construed in accordance with the laws of the State of Florida without reference to its conflict of laws provisions. Jurisdiction for litigation of any dispute, controversy or claim arising out of or in connection with this Settlement Agreement and Mutual General Release and the Promissory Note, shall be in state court having subject matter jurisdiction located in Palm Beach County, Florida, and


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the parties agree to submit to the jurisdiction of said court for litigation of any dispute. The prevailing party in any action brought to enforce the terms of this Settlement Agreement, Mutual General Release and Promissory Note shall be entitled to recover its attorneys' fees and costs incurred.

                  C. Each party represents and warrants to each other party that it has full power, authority and legal right to execute this document on its own behalf as well as on behalf of the corporate or other entities referred to herein. Moreover, each party represents to each other party that it has not executed this Settlement Agreement and Mutual General Release, or any document required to be executed pursuant to this Settlement Agreement and Mutual General Release, under any duress, under pressure, or fraud and that each party hereby expressly agrees to be legally and equitably bound by the express terms, or representations, warranties, covenants and conditions contained herein.

                  D. The parties expressly acknowledge, understand and agree that this agreement and settlement provided herein is in the best interest of the parties, is being entered into for the purpose of avoiding additional litigation and in compromise of disputed claims, and that with the exception of the terms and limitations set forth in paragraphs 3, 4 and 5 above, nothing herein shall be construed or offered as an admission of liability on behalf of any party or with respect to any claim asserted by, or against any party.

                  E. This Settlement Agreement and Mutual General Release, and the exhibits thereto, represent the entire understanding and agreement of the Parties hereto and all prior negotiations, discussions and representations are deemed merged into the terms, provisions and conditions hereof. This Settlement Agreement and Mutual General


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Release may be executed in separate counterparts, which together shall make the entirety of the agreement.

                  F. This Settlement Agreement and 'Mutual General Release may not be altered, amended or modified, except by a further written document signed by SREEKUMAR and METCARE. This Agreement cannot be changed or modified orally. The Parties agree that they will agree to correct patent errors or omissions in this Agreement.

                  G. The parties hereby represent to each other that they fully understand their right to review all aspects of this Settlement Agreement and Mutual General Release with an attorney of their choice, that they have had the opportunity to consult with an attorney of their choice, that they have carefully read and fully understand all the provisions of this Settlement Agreement and Mutual General Release, and that they have freely, knowingly and voluntarily entered into this Settlement Agreement and Mutual General Release.

                  H. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

                  I. Any provision of this agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  J. Whenever used in this agreement, words in the singular include the plural, words in the plural include the singular, and pronouns of any gender include the other genders, all as may be appropriate. Captions and paragraph headings in this Note


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are for convenience of reference only and shall not affect its interpretation.

                  K. Time shall be of the essence with respect to the terms of this Agreement. Except as otherwise required by the provisions of this Agreement, any notice required to be given to the parties shall be deemed sufficient if made personally or if mailed, postage prepaid, at an address as it appears on the signature page of this Note. The P.A. may grant participation in all or any portion of this Agreement and/or may transfer or assign this agreement or any rights hereunder in whole or in part to any person whomsoever and may act on behalf of or as the agent of any such person in enforcing this Agreement. To the extent of such transfer or assignment, such transferee or assignee shall have all the rights of the "P.A." hereunder and the "P.A." shall be thereafter relieved from any liability with respect to any portion of the agreement so assigned or transferred. All of the terms of this Agreement shall inure to the benefit of SREEKUMAR and the P.A. and their successors and assigns and shall be binding upon the Company and its successors and assigns.

                                           Metropolitan Heath Networks, Inc.



                                           By:
                                               --------------------------------
                                                    Fred Sternberg, President





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STATE OF FLORIDA          )
                          )
COUNTY OF PALM BEACH      )


                  BEFORE ME, the undersigned authority, personally appeared Fred Sternberg, who is personally known to me or who produced as identification, and who after being sworn, depose and say that the foregoing Settlement Agreement and Release is true and correct in all respects.

                  SWORN TO AND SUBSCRIBED before me, this _____ day of _________, 2001.


                                           --------------------------------
                                           Notary Public, State of Florida

                                           --------------------------------
                                           (Print or Type Name)
                                           My Commission Expires:




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                                     -------------------------------------
                                     PERILAKATHIL SREEKUMAR, M.D.
                                     individually and P. SREEKUMAR, M.D., P.A.


STATE OF FLORIDA         )
                         )
COUNTY OF PALM BEACH     )


                  BEFORE ME, the undersigned authority, personally appeared PERILAKALATHIL SREEKUMAR, M.D., who is personally known to me or who produced as identification, and who after being sworn, depose and say that the foregoing Settlement Agreement and Release is true and correct in all respects.

                  SWORN TO AND SUBSCRIBED before me, this ____ day of ________, 2001.


                                        -------------------------------------
                                        Notary Public, State of Florida

                                        -------------------------------------
                                        Print or Type Name)
                                        My Commission Expires:



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